Exhibit 99.2
                                                                 Preferred Stock



               TO VOTE BY MAIL, PLEASE DETACH THE PROXY CARD HERE
 ................................................................................




                      WISCONSIN PUBLIC SERVICE CORPORATION
                     700 North Adams Street, P.O. Box 19001
                         Green Bay, Wisconsin 54307-9001

                   SOLICITED BY THE BOARD OF DIRECTORS FOR THE
             SPECIAL MEETING OF PREFERRED SHAREHOLDERS TO BE HELD ON
                                NOVEMBER 6, 2000

The undersigned hereby appoints Larry L. Weyers and Barth J. Wolf, or either thereof, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side of this form and, in their discretion, upon any matters incidental to the conduct of the Special Meeting which may properly arise, all of the shares of preferred stock of WISCONSIN PUBLIC SERVICE CORPORATION held of record by the undersigned on October 5, 2000, at the Special Meeting of Preferred Shareholders to be held on November 6, 2000, at 10:30 a.m. CST, or at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder(s). If no direction is given with respect to a particular proposal, this Proxy will be voted "FOR" such proposal.

                       ----------------------------------

Check this box if you plan to attend the Special Meeting of Preferred
Shareholders                                                            [ ]

Indicate the number of shareholders who will be attending the meeting. ____

Instructions for Voting Your Proxy

Wisconsin Public Service Corporation is offering Preferred shareholders of record three alternative ways of voting your proxies:
o By Telephone (using touch-tone telephone)    o Through the Internet (using a
o By Mail (traditional method)                   browser)


Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

----------------
TELEPHONE VOTING Available only until 4 p.m. central standard time November 3, ---------------- 2000

o    This method of voting is available for residents of the U.S. and Canada.
o On a touch tone telephone, call TOLL FREE 1-877-260-0394, 24 hours a day, 7 days a week.
o    You will be asked to enter ONLY the CONTROL NUMBER shown below.
o    Have your proxy card ready, then follow the prerecorded instructions.
o    Your vote will be confirmed and cast as you directed.

---------------
INTERNET VOTING   Available only until 4 p.m. central standard time November 3,
---------------   2000

o    Visit our Internet voting Website at http://proxy.georgeson.com.
o Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen.
o    You will incur only your usual Internet charges.

--------------
VOTING BY MAIL
--------------

o Simply mark, sign and date your proxy card and return it in the postage-paid envelope.
o If you are voting by telephone or the Internet, please do not mail your proxy card.

--------------                                                  ----------------
COMPANY NUMBER                                                  CONTROL NUMBER
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

               TO VOTE BY MAIL, PLEASE DETACH THE PROXY CARD HERE
 ................................................................................

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                   1.   Proposal to approve the merger of
                                        Wisconsin Fuel and Light Company into
                                        Wisconsin Public Service Corporation
                                        pursuant to the Plan and Agreement of
                                        Merger dated as of July 13, 2000 among
                                        WPS Resources Corporation, Wisconsin
                                        Public Service Corporation, WF&L
                                        Acquisition Corp. and Wisconsin Fuel and
                                        Light Company.

                                           For       Against      Abstain
                                           [ ]        [ ]           [ ]

                                   2.   Proposal to amend paragraph (8)(b) of
                                        Part C of Article III of the Restated
                                        Articles of Incorporation of Wisconsin
                                        Public Service Corporation to permit
                                        mergers of corporations with or into
                                        Wisconsin Public Service Corporation
                                        which do not include a change in control of Wisconsin Public Service Corporation without the approval of the transaction by the holders of its Preferred Stock.

                                           For       Against      Abstain
                                           [ ]        [ ]           [ ]

                                   3.   Proposal to amend the Restated Articles
                                        of Incorporation of Wisconsin Public
                                        Service Corporation to delete in its
                                        entirety paragraph (9) of Part C of
                                        Article III thereof to eliminate a
                                        requirement of approval by holders of
                                        Preferred Stock for issuance of
                                        unsecured debt securities in excess of
                                        20% of aggregate secured indebtedness,
                                        capital and surplus of Wisconsin Public
                                        Service Corporation.

                                           For       Against      Abstain
                                           [ ]        [ ]           [ ]

                                   If joint account, each owner must sign.

                                        Shareholder, please sign this proxy
                                        exactly as your name(s) appear(s) to the left, including the title "Executor", "Trustee", etc., if the same is indicated. If stock is held by a corporation, this proxy should be executed by a proper officer thereof.


Please be sure to sign and date this Proxy.        Date:  ____________, 2000.



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Shareholder sign here                   Co-owner sign here